PLEDGE and SECURITY AGREEMENT

This agreement made as of the 12th day of July, 2006 by MFC Development Corp., a Delaware corporation, having an office at 271 North Avenue, New Rochelle, N. Y. 10801 ("MFC"), Lestar Partners, LLC, a New York limited liability company, as the nominee and escrow agent for all of the Class A Investors of Gateway Granby LLC other than MFC, having an office at 25 Huckleberry Lane, East Hampton, N. Y. 11937, and Gateway Granby, LLC, a Connecticut Limited Liability Company, having an office at 860 Fifth Avenue, 18-J, New York, N. Y. 10021 ("Gateway Granby").

W I T N E S S E T H

WHEREAS, A. Gateway Granby is the owner of the real property located at 2 Gateway Boulevard, East Granby, Connecticut 06026 (the "Property");

B. MFC is the owner of $900,000 of Class A Membership Interest and $100,000 Class B Membership Interest in Gateway Granby (herein together "MFC Membership Interests");

C. Lestar Partners, LLC ("Lestar") is the nominee for persons, who together are the owners of the remaining $900,000 of Class A Membership Interests in Gateway Granby and is acting as their escrow agent for holding $550,000 of distributions made to them by Gateway Granby representing 50% of the second mortgage ("Second Mortgage") on the Property securing the Promissory Note of $1,100,000 to CMR Mortgage Fund II, LLC of 62 1st Street, Fourth Floor, San Francisco, CA 94105 (the "Mortgagee") payable on September 1, 2009 with interest at the rate of 12.5% per annum being paid monthly ($11,458.33 per month);

D. On July 11, 2006 Gateway Granby signed the Second Mortgage and delivered it to the Mortgagee in order to provide proceeds to distribute to MFC as a Class A Member and to the other Class A Members. The Second Mortgage

was executed at the direction of MFC, for its benefit and pursuant to an agreement dated June 7, 2006 that (i) MFC would bear 100% of the costs of the Second Mortgage (which is agreed is $119,481.08), (ii) that MFC would bear 60% of the interest cost (namely 7.5%% per annum) with the Lestar Members bearing 40% of the interest cost (namely 5% per annum) and (iii) MFC would pledge the MFC Membership Interests as collateral to the Lestar Investors to assure reinvestment of $550,000 when the Second Mortgage becomes due and as collateral for any other obligations of MFC to Gateway Granby.

NOW THERFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, receipt of which is hereby acknowledged and of the agreement among the Class A Members of Gateway Granby, the parties hereto do hereby agree as follows:

1. Receipt of Proceeds and Distributions. The net proceeds of the Second Mortgage were $980,518.92 representing the $1,100,000 of the loan less $119,481.08 representing the total costs of the loan, for which MFC is solely responsible under this Agreement. Only 50% of those costs, namely $59,740.54 is being deducted from MFC's 50% distribution of $550,000, so that it is to receive $490,259.46 and the other 50%, also $59,740.54, of the costs of the mortgage is an obligation of MFC as noted below to be secured by this Agreement. Lestar is to receive the full $550,000, without deductions of any of the costs of the loan, as its distribution on behalf of the Lestar Members.

2. Prior Distribution in 2006. On June 20, 2006 Gateway Granby distributed $12,500 each to MFC and the Lestar Members, at the request of MFC. MFC agrees to repay the $12,500 if requested by Lester J. Tanner, ("Tanner") Manager of Gateway Granby, as needed for operations, in which event Lestar shall also repay the $12,500 distributed to it from the Lestar Members Escrow Account, (herein together the "$25,000 Recall").

3. Obligation of MFC. MFC agrees that it is obligated to the other parties to this Agreement (together the "MFC Obligations)" as follows:

(a) to pay $12,500 to Gateway Granby upon Tanner's exercise of the $25,000 Recall within ten (10) days after receiving notice thereof;

(b) to pay to Gateway Granby, at such time, as the Second Mortgage becomes due and payable, the sum of $550,000 in which event, and only in such event, Lestar shall also pay $550,000 to Gateway Granby as a capital contribution, the total of $1,100,000 to be used to pay the principal of the Second Mortgage;

(c) to pay the $59,740.54 representing the balance of the costs of the mortgage still due from MFC, at any time after November 1, 2006 that Tanner shall request in order to meet the needs of Gateway Granby's cash flow obligations.

The payment of said sums in subdivisions (a) and (b) if and when paid, shall constitute additional contributions to the capital of Gateway Granby by the Class A Members. No person other than the Class A Members who are parties hereto shall have any right to compel the making of such contributions. The payment of the $59,740.54 in subdivision (c) shall constitute a payment of MFC's remaining obligation to bear the remaining 50% of the costs of the mortgage. Gateway Granby shall distribute to Lestar 20% of the interest payments on the Second Mortgage to equalize the 60% - 40% agreement.

4. Grant of Security Interest. As security for the payment by MFC of the MFC Obligations and its performance of this Agreement, MFC hereby grants to Lestar, for the benefit of the Lestar Members, a security interest constituting a first lien on the MFC Membership Interests. MFC shall execute any documents, which Lestar deems reasonably necessary to preserve the security interest created hereby as a first lien. MFC

hereby authorizes Lestar to sign and file a financing statement under the Uniform Commercial Code of the State of New York to the extent allowable by law without the signature of MFC. Upon a default by MFC, Lestar shall have the rights and remedies with respect to the MFC Membership Interests under applicable law including the Uniform Commercial Code of New York.

5. Representation and Events of Default.

(a) MFC represents, warrants and covenants to Lestar that MFC has and shall maintain good and marketable title to the MFC Membership Interests, free of all liens and other security interests. MFC shall not sell, transfer, assign or otherwise convey any portions of the MFC Membership Interests, or agree to do the same, without Lestar's prior written consent.

(b) In addition to a failure to pay when due any of the Obligations of MFC hereunder, the occurrence of any of the following shall also constitute a default under paragraph 4.

(i) A breach of any provision of subparagraph (a) of this paragraph 5;

(ii) MFC commences any proceeding under the bankruptcy laws of the United States or any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to MFC or there is commenced against MFC any such proceeding which remains undismissed for a period of 60 days.

6. Miscellaneous.

(a) Term. This Agreement shall continue in effect so long as MFC is obligated to Gateway Granby or its Obligations under this Agreement have not been paid

in full, or the parties have executed a termination agreement, in which event the Pledge and Security Interest granted herein shall be released by the execution of all appropriate documents.

(b) Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be made in writing and sent to the address set forth above by Federal Express or other reputable overnight courier.

(c) Further Assurances. MFC shall execute and deliver to the other parties hereto all instruments and do such further acts and things as either of them may reasonable request, which may be necessary or desirable to effect the purposes of this Agreement.

(d) Amendments. This Agreement may not be altered, amended, waived or modified in any way except by a writing duly executed by the party to be changed herewith.

(e) Severability. In the event any part of this Agreement is deemed by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(f) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

(h) Benefit. This Agreement shall bind and inure to the benefit of parties hereto, their successors and permitted assigns. MFC may not assign this Agreement without the prior written consent of the other parties hereto. No person,

corporation or other entity, which is not a party to this Agreement, shall have any right or third party benefit with respect to or under this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall taken together, constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MFC DEVELOPMENT CORP.

By_______________________
Nancy Duitch, CEO

By_______________________
Victor Brodsky, CFO

LESTAR PARTNERS, LLC

By_______________________
Lester J. Tanner, Manage

GATEWAY GRANBY, LLC

By_______________________
Lester J. Tanner, Manager

GATEWAY GRANBY, LLC
Certificate of
MFC MEMBERSHIP INTERESTS

The undersigned, does hereby certify that MFC Development Corp. is the owner of the following Membership Interests in Gateway Granby, LLC, as specified in the Operating Agreement, a copy of which is annexed hereto:

Class A Membership Interest:	$900,000
Class B Membership Interest:	$100,000

July 12, 2006

Lester J. Tanner, Manager

PLEDGE OF MEMBERSHIP INTERESTS

Pursuant to the Agreement of even date herewith, a copy of which is annexed hereto, MFC Development Corp. does hereby deliver to Lestar Partners, LLC this instrument, evidencing its ownership of the MFC Membership Interests set forth above, and grants to Lestar Partners, LLC a security interest therein as set forth in said Agreement.

MFC Development Corp.

July 12, 2006

By____________________
Nancy Duitch, CEO

By____________________
Victor Brodsky, CFO